BlackRock Liquidity Funds: T-Fund
For the Period Ended:  10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through October 31, 2008.

The information will be in the following order:
PURCHASES (IN THOUSANDS)
TRANSACTION DATE
FACE
AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

11/01/07
$ 600,000
Tri-Party ML & Co., Inc.
4.45
11/02/07

02/19/08
$ 100,000
Tri-Party ML & Co., Inc.
2.80
02/20/08

02/19/08
$ 160,000
Tri-Party ML & Co., Inc.
2.85
02/20/08

02/20/08
$ 211,739
Tri-Party ML & Co., Inc.
2.62
02/21/08

09/18/08
$ 350,000
Tri-Party ML & Co., Inc.
0.60
09/19/08

09/19/08
$ 350,000
Tri-Party ML & Co., Inc.
1.50
09/22/08

09/22/08
$ 350,000
Tri-Party ML & Co., Inc.
1.60
09/23/08

09/30/08
$ 350,000
Tri-Party ML & Co., Inc.
0.10
10/01/08

10/06/08
$ 300,000
TRI-PARTY MERRILL LYNCH,
PIERCE, F
0.10
10/07/08

10/09/08
$ 200,000
TRI-PARTY MERRILL LYNCH,
PIERCE, F
0.50
10/10/08

10/10/08
$ 200,000
TRI-PARTY MERRILL LYNCH,
PIERCE, F
0.05
10/14/08